Exhibit 99.1

MOHEGAN TRIBAL GAMING AUTHORITY COMMENCES CONSENT SOLICITATION TO AMEND SECOND LIEN NOTES INDENTURE

Uncasville, CT, July 22, 2013 – The Mohegan Tribal Gaming Authority, or the Authority, announced today that it has commenced a solicitation of consents (the “Consent Solicitation”) to amend (the “Proposed Amendment”) the indenture (the “Indenture”) governing the Authority’s 11.5% Second Lien Senior Secured Notes due 2017 (the “Notes”). The Consent Solicitation is being made in accordance with the terms and subject to the conditions stated in a Consent Solicitation Statement dated July 22, 2013 (the “Consent Solicitation Statement”) and in the related Consent Form (together, the “Solicitation Documents”), to holders of record (“Holders”) as of 5:00 p.m., New York City time, on July 22, 2013.

As described more fully in the Solicitation Documents, the principal purpose of the Consent Solicitation is to amend the Indenture to permit the Authority to refinance its outstanding subordinated notes with senior unsecured indebtedness and to enter into certain transactions with the Mohegan Tribe of Indians of Connecticut (the “Tribe”) in the event that the Tribe constructs a hotel on Tribal land currently leased by the Authority.

The Consent Solicitation is scheduled to expire at 5:00 p.m., New York City time, on July 30, 2013, unless extended or earlier terminated (the “Expiration Date”). Holders of Notes who validly deliver consents to the Proposed Amendment in the manner described in the Consent Solicitation Statement will be eligible to receive consent consideration equal to $2.50 per $1,000 principal amount of Notes for which consents have been validly delivered prior to the Expiration Date (and not validly revoked). Holders providing consents after the Expiration Date will not receive consent consideration. Consent consideration will be paid to consenting Holders promptly following the satisfaction or waiver of the conditions to the Consent Solicitation, including a financing condition, as further described in the Consent Solicitation Statement.

The Consent Solicitation is subject to a number of conditions that are set forth in the Consent Solicitation Statement, including, without limitation, (i) the receipt of the consent of the Holders of at least a majority in aggregate principal amount of outstanding Notes (the “Requisite Consent”), (ii) the execution and delivery of a supplemental indenture effecting the Proposed Amendment and (iii) obtaining senior unsecured debt financing in an amount sufficient to refinance the Authority’s outstanding third lien notes and the Authority’s outstanding subordinated notes due 2018, as further described in the Consent Solicitation Statement. Upon or promptly following the receipt of the Requisite Consents, the Authority intends to enter into the supplemental indenture effecting the proposed amendments. Consents may not be revoked after the supplemental indenture is executed. If the supplemental indenture effecting the Proposed Amendment is executed and the consent consideration is paid, the Proposed Amendment will be binding upon all holders of Notes, whether or not such holders have delivered consents. A more comprehensive description of the Consent Solicitation can be found in the Solicitation Documents.

Credit Suisse Securities (USA) LLC is the Solicitation Agent in connection with the Consent Solicitation. Persons with questions regarding the Consent Solicitation should contact Credit Suisse Securities (USA) LLC at (212) 538-2147 (collect) or (800) 820-1653 (toll-free). Requests for copies of the Solicitation Documents and other related materials should be directed to D.F. King & Co., Inc., the Information Agent and Tabulation Agent for the Consent Solicitation, at (212) 269-5550 (banks and brokers) or (800) 549-6650 (toll-free).

The Authority’s obligations to pay the consent consideration are set forth solely in the Solicitation Documents. This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes, nor shall there be any sale of any securities, in order to satisfy the financing condition described herein or otherwise, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. Any offer of securities will be made only by means of a separate offering circular or offering memorandum which would be made available at the time of such offering. The Consent Solicitation is being made only by, and pursuant to the terms of, the Solicitation Documents, and the information in this news release is qualified by reference to the Solicitation Documents. No recommendation is made, or has been authorized to be made, as to whether or not holders of Notes should consent to the adoption of the Proposed Amendment pursuant to the Consent Solicitation. Each holder of Notes must make its own decision as to whether to give its consent to the Proposed Amendment. The Consent Solicitation is not being made in any jurisdiction in which the making thereof would not be in compliance with the applicable laws of such jurisdiction. In any jurisdiction in which the Consent Solicitation is required to be made by a licensed broker or dealer, they shall be deemed to be made by the Solicitation Agent on behalf of the Authority. None of the Authority, the Solicitation Agent or the Information Agent and Tabulation Agent makes any recommendation in connection with the Consent Solicitation. Subject to applicable law, the Authority may amend, extend or terminate the Consent Solicitation.

About the Authority

The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut, or the Tribe, a federally-recognized Indian tribe with an approximately 544-acre reservation situated in southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority has been granted the exclusive authority to conduct and regulate gaming activities on the existing reservation of the Tribe, including the operation of Mohegan Sun, a gaming and entertainment complex located on a 185-acre site on the Tribe’s reservation. Through its subsidiary, Downs Racing, L.P., the Authority also owns and operates Mohegan Sun at Pocono Downs, a gaming and entertainment facility located on a 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania.

The Tribe’s gaming operation at Mohegan Sun is one of only three legally authorized gaming operations in southern New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.1 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space and the approximately 1,200-room luxury Sky Hotel Tower. Mohegan Sun at Pocono Downs operates in an approximately 400,000-square-foot facility, offering traditional slot machines and table games, live harness racing and simulcast and off-track wagering, several dining and retail options and a bus passenger lounge. More information about the Authority and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mtga.com.

Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. Information concerning potential factors that could affect the Authority’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2012, as well as in the Authority’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure that projected results or events will be achieved or will occur.

Press Release:

Mohegan Tribal Gaming Authority, Uncasville, Connecticut, July 22, 2013

Contacts:

Mitchell Grossinger Etess

Chief Executive Officer

Mohegan Tribal Gaming Authority

(860) 862-8000

Mario C. Kontomerkos

Chief Financial Officer

Mohegan Tribal Gaming Authority

(860) 862-8000